EXHIBIT 99.1

For more information contact:	Analysts – Andy Taylor (206) 539-3907
Media – Nancy Thompson (919) 861-0342

Weyerhaeuser reports third quarter results

•	Achieved net earnings of $310 million, or $0.42 per diluted share
•	Generated $583 million of Adjusted EBITDA
•	Repurchased $404 million of common shares year to date, through the third quarter

SEATTLE, October 27, 2022 – Weyerhaeuser Company (NYSE: WY) today reported third quarter net earnings of $310 million, or 42 cents per diluted share, on net sales of $2.3 billion. This compares with net earnings of $482 million, or 64 cents per diluted share, on net sales of $2.3 billion for the same period last year and net earnings of $788 million for the second quarter of 2022. There were no special items in third quarter or second quarter 2022. Net earnings before special items was $450 million for the same period last year.

Adjusted EBITDA for the third quarter of 2022 was $583 million compared with $746 million for the same period last year and $1.2 billion for the second quarter of 2022.

“In the third quarter, we delivered solid results across our businesses, despite increasing macroeconomic headwinds,” said Devin W. Stockfish, president and chief executive officer. “Although near-term market conditions have moderated, we maintain a constructive longer-term outlook for the demand fundamentals that support our businesses. Looking ahead, our balance sheet is exceptionally strong, and we are well positioned to navigate through a range of market conditions. We remain focused on serving our customers and driving long-term value for our shareholders through an unmatched portfolio of assets, industry-leading performance and disciplined capital allocation.”

WEYERHAEUSER FINANCIAL HIGHLIGHTS	2022	2022	2021
(millions, except per share data)	Q2	Q3	Q3
Net sales	$2,973	$2,276	$2,345
Net earnings	$788	$310	$482
Net earnings per diluted share	$1.06	$0.42	$0.64
Weighted average shares outstanding, diluted	746	741	751
Net earnings before special items(1)(2)	$788	$310	$450
Net earnings per diluted share before special items(1)	$1.06	$0.42	$0.60
Adjusted EBITDA(1)	$1,205	$583	$746
Net cash from operations	$1,146	$562	$659
Adjusted FAD(3)	$1,065	$468	$561
(1)

Net earnings before special items is a non-GAAP measure that management believes provides helpful context in understanding the company’s earnings performance. Additionally, Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold and special items. Net earnings before special items and Adjusted EBITDA should not be considered in isolation from, and are not intended to represent an alternative to, our GAAP results. Reconciliations of net earnings before special items and Adjusted EBITDA to GAAP earnings are included within this release.

(2)	Special items for prior periods presented are included in the reconciliation tables within this release.
(3)

Adjusted Funds Available for Distribution (Adjusted FAD) is a non-GAAP measure that management uses to evaluate the company’s liquidity. Adjusted FAD, as we define it, is net cash from operations adjusted for capital expenditures and significant non-recurring items. Adjusted FAD measures cash generated during the period (net of capital expenditures and significant non-recurring items) that is available for dividends, repurchases of common shares, debt reduction, acquisitions, and other discretionary and nondiscretionary capital allocation activities. Adjusted FAD should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results. A reconciliation of Adjusted FAD to net cash from operations is included within this release.

TIMBERLANDS

FINANCIAL HIGHLIGHTS	2022	2022
(millions)	Q2	Q3	Change
Net sales	$671	$574	$(97)
Net contribution to pretax earnings	$153	$107	$(46)
Adjusted EBITDA	$219	$168	$(51)

Q3 2022 Performance – In the West, fee harvest volumes and domestic sales volumes were lower than the second quarter due to the work stoppage that commenced in mid-September, impacting a portion of our operations in the region. Domestic sales realizations were comparable and per unit log and haul costs were lower. Export sales realizations and volumes were significantly lower due to softening demand, and volumes were further affected by a reduction in export activity resulting from the work stoppage. In the South, fee harvest volumes, sales realizations, and per unit log and haul costs were all comparable to the second quarter. Forestry and road costs in the West and South were seasonally higher.

Q4 2022 Outlook – Weyerhaeuser anticipates fourth quarter earnings and Adjusted EBITDA will be significantly lower than third quarter 2022. In the West, the company expects lower fee harvest and sales volumes resulting from the work stoppage. Sales realizations are expected to be significantly lower due to softening demand. The company expects lower per unit log and haul costs and significantly lower forestry and road costs. In the South, fee harvest volumes and forestry and road costs are expected to be slightly higher, and per unit log and haul costs and sales realizations are expected to be comparable.

REAL ESTATE, ENERGY & NATURAL RESOURCES

FINANCIAL HIGHLIGHTS	2022	2022
(millions)	Q2	Q3	Change
Net sales	$117	$68	$(49)
Net contribution to pretax earnings	$65	$48	$(17)
Adjusted EBITDA	$107	$60	$(47)

Q3 2022 Performance – Earnings and Adjusted EBITDA decreased from the second quarter due to lower real estate sales, partially offset by an increase in royalty income from our Energy and Natural Resources business. The number of real estate acres sold decreased significantly due to the timing of transactions, partially offset by an increase in the average price per acre due to the mix of properties sold.

Q4 2022 Outlook – Weyerhaeuser anticipates fourth quarter earnings and Adjusted EBITDA will be lower than third quarter 2022 due to the timing and mix of real estate sales, as well as lower royalty income from our Energy and Natural Resources business. The company still expects full year 2022 Adjusted EBITDA of approximately $325 million and now expects basis as a percentage of real estate sales to be 35 to 40 percent for the full year.

WOOD PRODUCTS

FINANCIAL HIGHLIGHTS	2022	2022
(millions)	Q2	Q3	Change
Net sales	$2,341	$1,767	$(574)
Net contribution to pretax earnings	$863	$344	$(519)
Adjusted EBITDA	$912	$395	$(517)

Q3 2022 Performance – Sales realizations for lumber and oriented strand board decreased 28 percent and 41 percent, respectively, compared with second quarter averages. Sales and production volumes for lumber were moderately lower, largely due to the work stoppage at our mills in Washington and Oregon that commenced in mid-September. Unit manufacturing costs were higher, and log costs were moderately lower. Sales and production volumes for oriented strand board were slightly lower due to downtime for planned annual maintenance and transportation challenges in Canada. Unit manufacturing costs were higher, and fiber costs were comparable. Sales realizations were higher for most engineered wood products, while sales and production volumes were lower for most products due to downtime for planned annual maintenance, transportation challenges in Canada and labor constraints. Unit manufacturing costs for engineered wood products were higher, and raw material costs were significantly lower, primarily for oriented strand board webstock.

Q4 2022 Outlook – Weyerhaeuser anticipates fourth quarter earnings and Adjusted EBITDA will be lower than third quarter 2022, excluding the effect of changes in average sales realizations for lumber and oriented strand board. For lumber, the company expects significantly lower log costs, partially offset by lower sales volumes resulting from the work stoppage at our mills in Washington and Oregon. For oriented strand board, the company anticipates slightly higher sales volumes, comparable fiber costs, and significantly lower unit manufacturing costs due to less downtime for planned annual maintenance. Sales volumes and realizations are expected to be lower for most engineered wood products, partially offset by significantly lower raw material costs, primarily for oriented strand board webstock. For distribution, the company expects lower sales volumes and realizations for most products.

ABOUT WEYERHAEUSER

Weyerhaeuser Company, one of the world's largest private owners of timberlands, began operations in 1900. We own or control approximately 11 million acres of timberlands in the U.S. and manage additional timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. We are also one of the largest manufacturers of wood products in North America. Our company is a real estate investment trust. In 2021, we generated $10.2 billion in net sales and employed approximately 9,200 people who serve customers worldwide. Our common stock trades on the New York Stock Exchange under the symbol WY. Learn more at www.weyerhaeuser.com.

EARNINGS CALL INFORMATION

Weyerhaeuser will hold a live conference call at 7 a.m. Pacific (10 a.m. Eastern) on October 28, 2022 to discuss third quarter results.

To access the live webcast and presentation online, go to the Investor Relations section on www.weyerhaeuser.com on October 28, 2022.

To join the conference call from within North America, dial 1-877-407-0792 (access code: 13724916) at least 15 minutes prior to the call. Those calling from outside North America should dial 201-689-8263 (access code: 13724916). Replays will be available for two weeks at 1-844-512-2921 (access code: 13724916) from within North America, and at 1-412-317-6671 (access code: 13724916) from outside North America.

FORWARD-LOOKING STATEMENTS

This news release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, with respect to our outlook and expectations concerning the following: earnings and Adjusted EBITDA for the company and for each of our businesses; fee harvest and sales volumes and sales realizations for our Timberlands business; log and haul, forestry and road costs and expenses; basis for real estate acres to be sold; sales volumes for our lumber business; sales volumes and unit manufacturing costs for our oriented strand board business; sales realizations and sales volumes for our engineered wood products business; log and raw materials costs for each of our Wood Products lines; sales volumes and sales realizations for our Distribution business; long-term demand fundamentals affecting our businesses; and our future performance through changing market conditions. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often involve use of words and expressions such as “anticipate,” “expect,” “looking ahead,” “planned,” “will,” and similar words and expressions. They may use the positive, negative or another variation of those and similar words and expressions. These forward-looking statements are based on our current expectations and assumptions and are not guarantees of future events or performance. The realization of our expectations and the accuracy of our assumptions are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to:

●

the effect of general economic conditions, including employment rates, interest rate levels, inflation, housing starts, general availability and cost of financing for home mortgages and the relative strength of the U.S. dollar;

●	the effect of COVID-19 and other viral or disease outbreaks and their potential effects on our business, results of operations, cash flows, financial condition and future prospects;
●

market demand for the company's products, including market demand for our timberland properties with higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;

●	changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Japanese yen, the Chinese yuan, and the Canadian dollar, and the relative value of the euro to the yen;
●	restrictions on international trade and tariffs imposed on imports or exports;
●	the availability and cost of shipping and transportation;
●	economic activity in Asia, especially Japan and China;
●	performance of our manufacturing operations, including maintenance and capital requirements;
●	potential disruptions in our manufacturing operations;
●	the level of competition from domestic and foreign producers;
●	the successful execution of our internal plans and strategic initiatives, including restructuring and cost reduction initiatives;
●	our ability to hire and retain capable employees;
●

the successful and timely execution and integration of our strategic acquisitions, including our ability to realize expected benefits and synergies, and the successful and timely execution of our strategic divestitures, each of which is subject to a number of risks and conditions beyond our control including, but not limited to, timing and required regulatory approvals or the occurrence of any event, change or other circumstances that could give rise to a termination of any acquisition or divestiture transaction under the terms of the governing transaction agreements;

●	raw material availability and prices;
●	the effect of weather;
●	changes in global or regional climate conditions and governmental response to such changes;
●	the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters;
●	energy prices;
●	transportation and labor availability and costs;
●	federal tax policies;
●	the effect of forestry, land use, environmental and other governmental regulations;
●	legal proceedings;
●	performance of pension fund investments and related derivatives;
●	the effect of timing of employee retirements as it relates to the cost of pension benefits and changes in the market price of our common stock on charges for share-based compensation;
●	the accuracy of our estimates of costs and expenses related to contingent liabilities and the accuracy of our estimates of charges related to casualty losses;
●	changes in accounting principles; and
●

other risks and uncertainties identified in our 2021 Annual Report on Form 10-K, as well as those set forth from time to time in our other public statements, reports, registration statements, prospectuses, information statements and other filings with the SEC.

It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on the company's business, results of operations, cash flows, financial condition and future prospects.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

RECONCILIATION OF ADJUSTED EBITDA TO NET EARNINGS

We reconcile Adjusted EBITDA to net earnings for the consolidated company and to operating income (loss) for the business segments, as those are the most directly comparable U.S. GAAP measures for each.

The table below reconciles Adjusted EBITDA for the quarter ended June 30, 2022:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$788
Interest expense, net of capitalized interest					65
Income taxes					184
Net contribution (charge) to earnings	$153	$65	$863	$(44)	$1,037
Non-operating pension and other post-employment benefit costs	—	—	—	11	11
Interest income and other	—	—	—	(1)	(1)
Operating income (loss)	153	65	863	(34)	1,047
Depreciation, depletion and amortization	66	3	49	1	119
Basis of real estate sold	—	39	—	—	39
Adjusted EBITDA	$219	$107	$912	$(33)	$1,205

The table below reconciles Adjusted EBITDA for the quarter ended September 30, 2022:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$310
Interest expense, net of capitalized interest					67
Income taxes					77
Net contribution (charge) to earnings	$107	$48	$344	$(45)	$454
Non-operating pension and other post-employment benefit costs	—	—	—	12	12
Interest income and other	—	—	—	(9)	(9)
Operating income (loss)	107	48	344	(42)	457
Depreciation, depletion and amortization	61	5	51	2	119
Basis of real estate sold	—	7	—	—	7
Adjusted EBITDA	$168	$60	$395	$(40)	$583

The table below reconciles Adjusted EBITDA for the quarter ended September 30, 2021:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$482
Interest expense, net of capitalized interest					79
Income taxes					84
Net contribution (charge) to earnings	$133	$45	$517	$(50)	$645
Non-operating pension and other post-employment benefit costs	—	—	—	5	5
Interest income and other	—	—	—	(1)	(1)
Operating income (loss)	133	45	517	(46)	649
Depreciation, depletion and amortization	64	4	48	2	118
Basis of real estate sold	—	11	—	—	11
Special items included in operating income (loss)(1)	(32)	—	—	—	(32)
Adjusted EBITDA	$165	$60	$565	$(44)	$746
(1)	Operating income (loss) includes a pretax special item consisting of a $32 million gain on the sale of timberlands.

The table below reconciles Adjusted EBITDA for the year-to-date period ended September 30, 2022:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$1,869
Interest expense, net of capitalized interest					204
Loss on debt extinguishment(1)					276
Income taxes					470
Net contribution (charge) to earnings	$442	$194	$2,389	$(206)	$2,819
Non-operating pension and other post-employment benefit costs	—	—	—	38	38
Interest income and other	—	—	—	(9)	(9)
Operating income (loss)	442	194	2,389	(177)	2,848
Depreciation, depletion and amortization	192	12	151	5	360
Basis of real estate sold	—	77	—	—	77
Adjusted EBITDA	$634	$283	$2,540	$(172)	$3,285
(1)	Loss on debt extinguishment is a pretax special item related to the early extinguishment of $931 million of debt.

RECONCILIATION OF NET EARNINGS BEFORE SPECIAL ITEMS TO NET EARNINGS

We reconcile net earnings before special items to net earnings and net earnings per diluted share before special items to net earnings per diluted share, as those are the most directly comparable U.S. GAAP measures. We believe the measures provide meaningful supplemental information for investors about our operating performance, better facilitate period to period comparisons and are widely used by analysts, lenders, rating agencies and other interested parties.

The table below reconciles net earnings before special items to net earnings:

	2022	2022	2021
(millions)	Q2	Q3	Q3
Net earnings	$788	$310	$482
Gain on sale of timberlands	—	—	(32)
Net earnings before special items	$788	$310	$450

The table below reconciles net earnings per diluted share before special items to net earnings per diluted share:

	2022	2022	2021
	Q2	Q3	Q3
Net earnings per diluted share	$1.06	$0.42	$0.64
Gain on sale of timberlands	—	—	(0.04)
Net earnings per diluted share before special items	$1.06	$0.42	$0.60

RECONCILIATION OF ADJUSTED FAD TO NET CASH FROM OPERATIONS

We reconcile Adjusted FAD to net cash from operations, as that is the most directly comparable U.S. GAAP measure. We believe the measure provides meaningful supplemental information for investors about our liquidity.

The table below reconciles Adjusted FAD to net cash from operations:

	2022	2022	2021	2022
(millions)	Q2	Q3	Q3	Q3 YTD
Net cash from operations	$1,146	$562	$659	$2,665
Capital expenditures	(81)	(94)	(98)	(245)
Adjustments to FAD(1)	—	—	—	(37)
Adjusted FAD	$1,065	$468	$561	$2,383
(1)	Adjustments to FAD include a $37 million product remediation insurance recovery received in first quarter 2022.